Exhibit 99.1

Carriage Services Announces Strong Fourth Quarter and Full Year 2025 Results
and Issues 2026 Guidance
Conference call on Thursday, February 26, 2026 at 8:00 a.m. Central Time
HOUSTON - February 25, 2026 - (GLOBE NEWSWIRE) Carriage Services, Inc. (NYSE: CSV) today announced its financial results for the fourth quarter and year ended December 31, 2025.
Company Fourth Quarter and Full Year Highlights:
•GAAP diluted EPS of $0.77 compared to $0.62 in the prior year quarter, resulting in an increase of 24.2%;
•Adjusted diluted EPS of $0.75 compared to $0.62 in the prior year quarter, resulting in an increase of 21.0%;
•Total revenue grew 8.0% over the prior year quarter, primarily driven by an increase in funeral operating contract volume of 6.8% and a 25.5% growth in preneed cemetery sales production;
•GAAP diluted EPS of $3.25 compared to $2.10 in the prior year, resulting in growth of 54.8%;
•Adjusted diluted EPS of $3.20 compared to $2.65 in the prior year, resulting in an increase of 20.8%;
•Total revenue grew 3.3% over the prior year, primarily driven by a 2.3% increase in funeral operating contract volume and 13.4% growth in preneed cemetery sales production;
•Financial revenue increased 17.7% over the prior year, primarily driven by a 27.4% increase in insurance-funded preneed funeral contracts sold resulting in an increase in general agency commission revenue;
•Completed the strategic acquisition of two businesses that generated more than $15 million in revenue in 2024 and divested certain non-core assets throughout the year driving our leverage ratio down to 4.0x;
•The Company’s guidance for 2026 is $440-$450 million in total revenue, adjusted consolidated EBITDA of $135-140 million, adjusted diluted EPS of $3.35-$3.55 and adjusted free cash flow of $40-$50 million, which assumes $25-$30 million in capital expenditures.
Carlos Quezada, Vice Chairman and CEO, stated, "We are very pleased with our 2025 fourth quarter and full year performance. In the fourth quarter, total funeral operating revenue increased by 9.6%, primarily reflecting growth in funeral operating contract volume, while total cemetery operating revenue grew 18.4%, primarily driven by a strong performance in preneed cemetery sales production. Operating income grew 16.8% and adjusted consolidated EBITDA grew by 11.0%, while adjusted consolidated EBITDA margin grew by 80 bps to 30.8%, all versus the same quarter last year.
For the full year, Carriage delivered a strong financial performance, highlighted by GAAP diluted EPS growth of nearly 55% and adjusted diluted EPS growth of 21%, reflecting disciplined execution across our business. Operating revenue increased 6.1%, driven by balanced growth in both funeral and cemetery operations through higher contract volumes, improved pricing discipline, and continued strength in preneed cemetery sales production of 13.4% over the prior year. We also experienced impressive growth in financial revenue, primarily driven by a 27.4% increase in insurance-funded preneed funeral contracts sold. During the year, we completed strategic acquisitions of two high-quality businesses generating more than $15 million in annual revenue, while divesting non-core assets and further strengthening our balance sheet, ending the year with a 4.0x leverage ratio. Importantly, our results reflect a renewed focus on service excellence, empowering our teams to deliver premier experiences while driving sustainable performance. With this performance, Carriage concludes three consecutive years of consistent financial improvement while strengthening our balance sheet and positioning the Company well for its next phase of disciplined growth and long-term value creation," concluded Mr. Quezada.

Exhibit 99.1

FINANCIAL HIGHLIGHTS

	Three months ended December 31,		Year Ended December 31,
(in millions, except volume, average, margins, and EPS)	2025	2024	2025	2024

GAAP Metrics:
Total revenue	$105.5	$97.7	$417.4	$404.2
Operating income	$24.6	$21.1	$97.7	$81.8
Operating income margin	23.3%	21.6%	23.4%	20.2%
Net income	$12.3	$9.9	$51.5	$33.0
Diluted EPS	$0.77	$0.62	$3.25	$2.10
Cash provided by operating activities	$14.1	$9.3	$60.7	$52.0

Cemetery Consolidated Metrics:
Preneed interment rights (property) sold	3,752	3,396	14,573	14,523
Average price per preneed interment right sold	$5,643	$5,264	$5,807	$5,374

Funeral Consolidated Metrics:
Funeral contracts	10,638	10,620	43,523	44,103
Average revenue per funeral contract(1)	$5,780	$5,524	$5,693	$5,549
Burial rate	32.3%	31.2%	32.1%	32.2%
Cremation rate	60.9%	61.5%	61.0%	60.2%

Non-GAAP Metrics(2):
Adjusted consolidated EBITDA	$32.5	$29.3	$130.7	$126.2
Adjusted consolidated EBITDA margin	30.8%	30.0%	31.3%	31.2%
Adjusted diluted EPS	$0.75	$0.62	$3.20	$2.65
Adjusted free cash flow	$6.4	$6.8	$45.7	$42.7

Cemetery Operating Metrics(3):
Preneed interment rights (property) sold	3,752	3,245	14,407	13,910
Average price per preneed interment right sold	$5,643	$5,361	$5,836	$5,486

Funeral Operating Metrics(4):
Funeral contracts	10,571	9,899	41,579	40,652
Average revenue per funeral contract(1)	$5,777	$5,629	$5,763	$5,681
Burial rate	32.2%	31.5%	32.3%	32.4%
Cremation rate	60.9%	61.1%	60.8%	59.9%

(1) Excludes preneed interest earnings reflected in financial revenue.
(2) We present both GAAP and non-GAAP measures to provide investors with additional information and to allow for the increased comparability of our ongoing performance from period to period. The most comparable GAAP measures to the Non-GAAP measures presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this press release.

(3) Metrics calculated using cemetery operating results (excluding impact from divestitures).
(4) Metrics calculated using funeral operating results (excluding impact from divestitures).
•Total revenue for the three months ended December 31, 2025 increased $7.8 million compared to the three months ended December 31, 2024. We experienced a 10.5% increase in the consolidated number of preneed interment rights (property) sold and a 7.2% increase in the consolidated average price per preneed interment rights sold. Additionally, we experienced a 4.6% increase in the consolidated average revenue per funeral contract and a 0.2% increase in consolidated funeral contract volume.
•Net income for the three months ended December 31, 2025 increased $2.4 million compared to the three months ended December 31, 2024. We experienced a $3.0 million increase in gross profit contribution from our businesses and a $1.0 million decrease in net (gain) loss on divestitures and impairment charges; partially offset by a $1.0 million increase in income tax expense and a $0.1 million increase in interest expense.

Exhibit 99.1

•Total revenue for the year ended December 31, 2025 increased $13.2 million compared to the year ended December 31, 2024. We experienced an 8.1% increase in the consolidated average price per preneed interment rights sold and a 0.3% increase in the consolidated number of preneed interment rights (property) sold. Additionally, we experienced a 2.6% increase in the consolidated average revenue per funeral contract, which was partially offset by a 1.3% decrease in consolidated funeral contract volume.
•Net income for the year ended December 31, 2025 increased $18.6 million compared to the year ended December 31, 2024. We experienced a $3.3 million increase in gross profit contribution from our businesses and a $10.4 million decrease in general, administrative, and other expenses as the prior year primarily comprised of one-time costs related to executive severance payments and the Company’s review of strategic alternatives. Additionally, a decline of $3.7 million in interest expense and a $3.3 million decrease from the impact of divestitures and impairment charges were partially offset by a $1.6 million increase in income tax expense and a $0.4 million decrease in net gain on property damage, net of insurance claims.
OUTLOOK FOR 2026

2026 Outlook (1)
(in millions - except per share amounts)
Total revenue	$440 - $450
Adjusted consolidated EBITDA(2)	$135 - $140
Adjusted diluted EPS(2)	$3.35 - $3.55
Adjusted free cash flow(2)(3)	$40 - $50
Capital expenditures	$25 - $30
(1) Includes the expected revenue impact of acquisitions and divestitures of certain non-core assets.
(2) Adjusted consolidated EBITDA, adjusted diluted EPS, and adjusted free cash flow are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from operating income, diluted earnings per share, and cash provided by operating activities; however, these measures calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2025 excludes the following: Gains or losses associated with divestitures, acquisition costs, severance and separation costs, impairment of goodwill, intangibles, and property, plant, and equipment, special vendor incentives, potential tax reserve adjustments and IRS payments and/or refunds, and other special items. The foregoing items could materially impact our forward-looking diluted earnings per share and/or our net cash provided by operating activities calculated in accordance with GAAP.

(3) Includes the expected impact of total capital expenditures (growth and maintenance).
CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, February 26, 2026 at 8:00 a.m. Central Time. To participate in the call, please dial 800-330-6710 (Conference ID - 3387880) or to listen live over the internet via webcast click link. An audio archive of the call will be available on demand via the Company's website at www.carriageservices.com.
Carriage Services is a leading provider of funeral and cemetery services and merchandise in the United States. Carriage operated 155 funeral homes in 24 states and 28 cemeteries in 9 states as of December 31, 2025. It is dedicated to delivering premier experiences through innovation, partnership, and elevated service.

Exhibit 99.1

CARRIAGE SERVICES, INC.
CONDENSED OPERATING AND FINANCIAL TREND REPORT
(in thousands - except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Funeral operating revenue	$61,068	$55,723	$239,601	$230,954
Cemetery operating revenue	33,841	28,579	130,631	120,060
Financial revenue	9,342	8,104	33,892	28,802
Ancillary revenue	814	948	3,608	4,323
Total operating revenue	105,065	93,354	407,732	384,139
Divested revenue	417	4,346	9,708	20,059
Total revenue	$105,482	$97,700	$417,440	$404,198

Funeral operating EBITDA	$23,938	$21,173	$94,617	$91,752
Funeral operating EBITDA margin	39.2%	38.0%	39.5%	39.7%

Cemetery operating EBITDA	15,045	12,023	58,653	55,800
Cemetery operating EBITDA margin	44.5%	42.1%	44.9%	46.5%

Financial EBITDA	8,640	7,485	30,840	26,702
Financial EBITDA margin	92.5%	92.4%	91.0%	92.7%

Ancillary EBITDA	158	152	552	673
Ancillary EBITDA margin	19.4%	16.0%	15.3%	15.6%

Divested EBITDA	(73)	1,345	2,316	5,724
Divested EBITDA margin	(17.5)%	30.9%	23.9%	28.5%
Total field EBITDA	$47,708	$42,178	$186,978	$180,651
Total field EBITDA margin	45.2%	43.2%	44.8%	44.7%

Total overhead	$15,158	$12,882	$56,637	$66,862
Overhead as a percentage of revenue	14.4%	13.2%	13.6%	16.5%

Consolidated EBITDA	$32,550	$29,296	$130,341	$113,789
Consolidated EBITDA margin	30.9%	30.0%	31.2%	28.2%

Other expenses and interest
Depreciation & amortization	$6,430	$5,616	$24,507	$22,890
Non-cash stock compensation	1,949	1,999	7,806	6,520
Interest expense	7,087	7,004	28,365	32,075
Other	(359)	627	(600)	2,224
Pretax income	$17,443	$14,050	$70,263	$50,080
Net tax expense	5,171	4,195	18,756	17,127
Net income	$12,272	$9,855	$51,507	$32,953
Special items(1)	$(491)	$10	$(824)	$12,564
Tax on special items	(155)	(72)	(56)	4,096
Adjusted net income	$11,936	$9,937	$50,739	$41,421
Adjusted net income margin	11.3%	10.2%	12.2%	10.2%

Adjusted diluted earnings per share	$0.75	$0.62	$3.20	$2.65

GAAP basic earnings per share	$0.78	$0.65	$3.29	$2.17
GAAP diluted earnings per share	$0.77	$0.62	$3.25	$2.10

Weighted average shares o/s - basic	15,517	15,033	15,428	14,971
Weighted average shares o/s - diluted	15,727	15,590	15,634	15,443

Reconciliation of Consolidated EBITDA to Adjusted consolidated EBITDA
Consolidated EBITDA	$32,550	$29,296	$130,341	$113,789
Special items(1)	(46)	—	349	12,456
Adjusted consolidated EBITDA	$32,504	$29,296	$130,690	$126,245
Adjusted consolidated EBITDA margin	30.8%	30.0%	31.3%	31.2%

(1) A detail of our Special items presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this press release.

Exhibit 99.1

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited and in thousands)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,688	$1,165
Accounts receivable, net	40,647	30,193
Inventories	7,763	7,920
Prepaid and other current assets	5,978	4,123
Current assets held for sale	—	1,135
Total current assets	56,076	44,536
Preneed cemetery trust investments	109,152	98,120
Preneed funeral trust investments	115,416	106,219
Preneed cemetery receivables, net	67,055	50,958
Receivables from preneed funeral trusts, net	16,255	22,372
Property, plant, and equipment, net	286,810	273,004
Cemetery property, net	115,645	109,576
Goodwill	427,897	414,859
Intangible and other non-current assets, net	43,607	40,427
Operating lease right-of-use assets	12,045	14,953
Cemetery perpetual care trust investments	95,625	85,103
Non-current assets held for sale	322	19,453
Total assets	$1,345,905	$1,279,580
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of debt and lease obligations	$4,296	$3,914
Accounts payable	18,999	15,427
Accrued and other liabilities	33,922	38,460
Current liabilities held for sale	—	240
Total current liabilities	57,217	58,041
Acquisition debt, net of current portion	5,581	4,895
Long-term liabilities held for sale	—	13,842
Credit facility	125,435	135,382
Senior notes	397,319	396,597
Obligations under finance leases, net of current portion	9,339	6,045
Obligations under operating leases, net of current portion	10,538	14,035
Deferred preneed cemetery revenue	76,781	61,767
Deferred preneed funeral revenue	33,663	39,261
Deferred tax liability	55,409	51,429
Other long-term liabilities	1,854	1,179
Deferred preneed cemetery receipts held in trust	109,152	98,120
Deferred preneed funeral receipts held in trust	115,416	106,219
Care trusts’ corpus	93,425	84,218
Total liabilities	1,091,129	1,071,030
Commitments and contingencies:
Stockholders’ equity:
Common stock	274	269
Additional paid-in capital	238,539	243,825
Retained earnings	294,716	243,209
Treasury stock	(278,753)	(278,753)
Total stockholders’ equity	254,776	208,550
Total liabilities and stockholders’ equity	$1,345,905	$1,279,580

Exhibit 99.1

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024

Revenue:
Service revenue	$47,554	$44,003	$191,278	$183,051
Property and merchandise revenue	47,771	44,421	188,503	186,932
Other revenue	10,157	9,276	37,659	34,215
	105,482	97,700	417,440	404,198
Field costs and expenses:
Cost of service	24,005	22,585	95,220	90,704
Cost of merchandise	32,412	31,499	129,096	126,922
Cemetery property amortization	2,564	1,895	9,388	8,168
Field depreciation expense	3,331	3,446	13,167	13,729
Regional and unallocated funeral and cemetery costs	5,157	3,192	17,747	15,364
Other expenses	1,357	1,438	6,146	5,921
	68,826	64,055	270,764	260,808
Gross profit	36,656	33,645	146,676	143,390

Corporate costs and expenses:
General, administrative, and other	12,485	11,964	48,648	59,011
Net (gain) loss on divestitures and impairment charges	(417)	625	371	2,580
Operating income	24,588	21,056	97,657	81,799

Interest expense	7,087	7,004	28,365	32,075
Net gain on property damage, net of insurance claims	—	—	—	(417)
Other, net	58	2	(971)	61
Income before income taxes	17,443	14,050	70,263	50,080
Expense for income taxes	5,314	4,117	22,196	16,079
(Benefit) expense related to discrete income tax items	(143)	78	(3,440)	1,048
Total expense for income taxes	5,171	4,195	18,756	17,127
Net income	$12,272	$9,855	$51,507	$32,953

Basic earnings per common share:	$0.78	$0.65	$3.29	$2.17
Diluted earnings per common share:	$0.77	$0.62	$3.25	$2.10

Dividends declared per common share:	$0.1125	$0.1125	$0.4500	$0.4500

Weighted average number of common and common equivalent shares outstanding:
Basic	15,517	15,033	15,428	14,971
Diluted	15,727	15,590	15,634	15,443

Exhibit 99.1

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$51,507	$32,953
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,507	22,890
Provision for credit losses	3,576	3,351
Stock-based compensation expense	7,806	6,520
Deferred income tax expense (benefit)	3,980	(698)
Amortization of intangibles	1,205	1,357
Amortization of debt issuance costs	512	622
Amortization and accretion of debt	563	539
Net loss on divestitures and impairment charges	371	2,580
Net gain on property damage, net of insurance claims	—	(417)
Net gain on sale of excess real property	(993)	—

Changes in operating assets and liabilities that provided (used) cash:
Accounts and preneed receivables	(28,151)	(24,620)
Inventories, prepaid, and other current assets	(1,687)	1,056
Intangible and other non-current assets	(3,547)	(4,402)
Preneed funeral and cemetery trust investments	(17,724)	1,390
Accounts payable	(369)	1,616
Accrued and other liabilities	(1,764)	3,590
Deferred preneed funeral and cemetery revenue	(1,752)	6,866
Deferred preneed funeral and cemetery receipts held in trust	22,653	(3,197)
Net cash provided by operating activities	60,693	51,996

Cash flows from investing activities:
Acquisitions of businesses and real property	(59,026)	—
Capital expenditures	(20,628)	(16,098)
Proceeds from divestitures and sale of other assets	44,483	12,057
Proceeds from insurance claims	—	403
Net cash used in investing activities	(35,171)	(3,638)

Cash flows from financing activities:
Borrowings from the credit facility	137,525	54,900
Payments against the credit facility	(147,825)	(97,000)
Payment of debt issuance costs for the credit facility	—	(781)
Payments on acquisition debt and obligations under finance leases	(1,116)	(1,061)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	1,718	2,626
Taxes paid on restricted stock, performance award vestings, and exercise of stock options	(8,276)	(593)
Dividends paid on common stock	(7,025)	(6,807)
Net cash used in financing activities	(24,999)	(48,716)

Net increase (decrease) in cash and cash equivalents	523	(358)
Cash and cash equivalents at beginning of period	1,165	1,523
Cash and cash equivalents at end of period	$1,688	$1,165

Exhibit 99.1

NON-GAAP FINANCIAL MEASURES
This earnings release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors to compare our results to previous periods, to provide insight into the underlying long-term performance trends in our business and to provide the opportunity to differentiate ourselves as the best consolidation platform in the industry against the performance of other funeral and cemetery companies.
Reconciliations of the Non-GAAP financial measures to GAAP measures are also provided in this earnings release.
The Non-GAAP financial measures used in this earnings release and the definitions of them used by the Company for our internal management purposes in this earnings release are described below.
•Special items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. The tax adjustment related to certain discrete items is not tax effected, all other special items are taxed at the operating tax rate.
•Adjusted net income is defined as net income after adjustments for special items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. Adjusted net income margin is defined as adjusted net income as a percentage of total revenue.
•Consolidated EBITDA is defined as operating income, plus depreciation and amortization expense, non-cash stock compensation and net loss on divestitures, disposals, and impairment charges. Consolidated EBITDA margin is defined as consolidated EBITDA as a percentage of total revenue.
•Adjusted consolidated EBITDA is defined as consolidated EBITDA after adjustments for severance and separation costs and other special items. Adjusted consolidated EBITDA margin is defined as adjusted consolidated EBITDA as a percentage of total revenue.
•Adjusted free cash flow is defined as cash provided by operating activities, adjusted by special items as deemed necessary, less cash for capital expenditures, which include cemetery property development costs, facility repairs and improvements, equipment, furniture, and vehicle purchases. Adjusted free cash flow margin is defined as adjusted free cash flow as a percentage of total revenue.
•Funeral operating EBITDA is defined as funeral gross profit, plus depreciation and amortization and regional and unallocated costs, less financial EBITDA, ancillary EBITDA, and divested EBITDA related to the funeral home segment. Funeral operating EBITDA margin is defined as funeral operating EBITDA as a percentage of funeral operating revenue.
•Cemetery operating EBITDA is defined as cemetery gross profit, plus depreciation and amortization and regional and unallocated costs, less financial EBITDA and divested EBITDA related to the cemetery segment. Cemetery operating EBITDA margin is defined as cemetery operating EBITDA as a percentage of cemetery operating revenue.
•Preneed cemetery sales is defined as cemetery property, merchandise, and services sold prior to death.
•Financial EBITDA is defined as financial revenue, less the related expenses. Financial revenue and the related expenses are presented within Other revenue and Other expenses, respectively, on the Consolidated Statement of Operations. Financial EBITDA margin is defined as financial EBITDA as a percentage of financial revenue.
•Ancillary revenue is defined as revenues from our ancillary businesses, which include a flower shop, a monument business, a pet cremation business and our online cremation businesses. Ancillary revenue and the related expenses are presented within Other revenue and Other expenses, respectively, on the Consolidated Statement of Operations.
•Ancillary EBITDA is defined as ancillary revenue, less expenses related to our ancillary businesses noted above. Ancillary EBITDA margin is defined as ancillary EBITDA as a percentage of ancillary revenue.
•Divested revenue is defined as revenues from certain funeral home and cemetery businesses that we have divested.

Exhibit 99.1

•Divested EBITDA is defined as divested revenue, less field level and financial expenses related to the divested businesses noted above. Divested EBITDA margin is defined as divested EBITDA as a percentage of divested revenue.
•Overhead expenses are defined as regional and unallocated funeral and cemetery costs and general, administrative, and other costs, excluding home office depreciation and non-cash stock compensation.
•Adjusted basic earnings per share (EPS) is defined as GAAP basic earnings per share, adjusted for special items.
•Adjusted diluted earnings per share (EPS) is defined as GAAP diluted earnings per share, adjusted for special items.
Funeral Operating EBITDA and Cemetery Operating EBITDA
Our operations are reported in two business segments: Funeral Home operations and Cemetery operations. Our operating level results highlight trends in volumes, revenue, operating EBITDA (the individual business’ cash earning power/locally controllable business profit), and operating EBITDA margin (the individual business’ controllable profit margin).
Funeral operating EBITDA and cemetery operating EBITDA are defined above. Funeral and cemetery gross profit is defined as revenue less “field costs and expenses” — a line item encompassing these areas of costs: i) funeral and cemetery field costs, ii) field depreciation and amortization expense, and iii) regional and unallocated funeral and cemetery costs. Funeral and cemetery field costs include cost of service, funeral and cemetery merchandise costs, operating expenses, labor, and other related expenses incurred at the business level.
Regional and unallocated funeral and cemetery costs presented in our GAAP statement consist primarily of salaries and benefits of our regional leadership, incentive compensation opportunity to our field employees, and other related costs for field infrastructure. These costs, while necessary to operate our businesses as currently operated within our unique, decentralized platform, are not controllable operating expenses at the field level as the composition, structure and function of these costs are determined by executive leadership in the Houston Support Center. These costs are components of our overall overhead platform presented within consolidated EBITDA and adjusted consolidated EBITDA. We do not directly or indirectly “push down” any of these expenses to the individual business’ field level margins.
We believe that our “regional and unallocated funeral and cemetery costs” are necessary to support our decentralized, high performance culture operating framework, and as such, are included in consolidated EBITDA and adjusted consolidated EBITDA, which more accurately reflects the cash earning power of the Company as an operating and consolidation platform.
Usefulness and Limitations of These Measures
When used in conjunction with GAAP financial measures, our total EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are supplemental measures of operating performance that we believe are useful measures to facilitate comparisons to our historical consolidated and business level performance and operating results.
We believe our presentation of adjusted consolidated EBITDA, a key metric used internally by our management, provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.
Our total field EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Our presentation is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Funeral operating EBITDA, cemetery operating EBITDA, financial EBITDA, ancillary EBITDA and divested EBITDA are not consolidated measures of profitability.
Our total field EBITDA excludes certain costs presented in our GAAP statement that we do not allocate to the individual business’ field level margins, as noted above.

Exhibit 99.1

Consolidated EBITDA excludes certain items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. A reconciliation to operating income, the most directly comparable GAAP measure, is set forth below.
Therefore, these measures may not provide a complete understanding of our performance and should be reviewed in conjunction with our GAAP financial measures. We strongly encourage investors to review the Company's consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures, all of which are reflected in the tables below.
Reconciliation of Operating income to Consolidated EBITDA and Adjusted consolidated EBITDA (in thousands) and Operating income margin to Adjusted consolidated EBITDA margin for the three months and year ended December 31, 2025 and 2024:

	Three months ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating income	$24,588	$21,056	$97,657	$81,799
Depreciation & amortization	6,430	5,616	24,507	22,890
Non-cash stock compensation	1,949	1,999	7,806	6,520
Net loss on divestitures and impairment charges	(417)	625	371	2,580
Consolidated EBITDA	$32,550	$29,296	$130,341	$113,789
Adjusted for:
Acquisition and divestiture expenses	$(46)	$—	$349	$—
Severance and separation costs(1)	—	—	—	6,228
Other special items(2)	—	—	—	6,228
Adjusted consolidated EBITDA	$32,504	$29,296	$130,690	$126,245

Total revenue	$105,482	$97,700	$417,440	$404,198
Operating income margin	23.3%	21.6%	23.4%	20.2%
Adjusted consolidated EBITDA margin	30.8%	30.0%	31.3%	31.2%

(1) Primarily represents the severance and performance award settlement expense recognized during the first quarter of 2024 for our former Executive Chairman of the Board per his Transition Agreement which was effective February 22, 2024 and severance expense recognized during the second quarter of 2024 for our former Chief Financial Officer per his Release and Separation Agreement which was effective July 1, 2024.

(2) Represents expenses related to the review of strategic alternatives.

Exhibit 99.1

Special items affecting Adjusted net income (in thousands) for the three months and year ended December 31, 2025 and 2024:

	Three months ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Acquisition and divestiture expenses	$(46)	$—	$349	$—
Severance and separation costs(1)	—	—	—	6,228
Equity award cancellation(2)	—	—	—	(1,336)
Net (gain) loss on divestitures and sale of real estate(3)	(445)	10	(2,513)	1,224
Impairment of goodwill, intangibles, and PPE (4)	—	—	1,761	637
Gain on property damage, net of insurance claims(5)	—	—	—	(417)
Tax adjustment related to certain discrete items	—	—	(421)	—
Other special items(6)	—	—	—	6,228
Total	$(491)	$10	$(824)	$12,564

(1) Primarily represents the severance and performance award settlement expense recognized during the first quarter of 2024 for our former Executive Chairman of the Board per his Transition Agreement which was effective February 22, 2024 and severance expense recognized during the second quarter of 2024 for our former Chief Financial Officer per his Release and Separation Agreement which was effective July 1, 2024.

(2) Primarily represents the stock compensation benefit recognized during the first quarter of 2024 for equity awards cancelled for our former Executive Chairman of the Board per his Transition Agreement, which was effective February 22, 2024.

(3) Represents the net gain or loss recognized for the sale of businesses and real estate during the periods presented.
(4) Represents impairment of assets held for sale.
(5) Represents the loss on property damage, net of insurance claims for property damaged by Hurricane Ian during the third quarter of 2022 and a fire that occurred during first quarter of 2023.
(6) Represents expenses related to the review of strategic alternatives.
Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the three months and year ended December 31, 2025 and 2024:

	Three months ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP diluted earnings per share	$0.77	$0.62	$3.25	$2.10
Special items	(0.02)	—	(0.05)	0.55
Adjusted diluted earnings per share	$0.75	$0.62	$3.20	$2.65
Reconciliation of Cash provided by operating activities to Adjusted free cash flow (in thousands) for the three months and year ended December 31, 2025 and 2024:

	Three months ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cash provided by operating activities	$14,125	$9,280	$60,693	$51,996
Cash used for capital expenditures	(7,913)	(4,388)	(20,628)	(16,098)
Free cash flow	$6,212	$4,892	$40,065	$35,898

Plus: incremental special items:
Acquisition and divestiture costs	$(46)	$—	$349	$—
Severance and separation costs(1)	273	665	2,406	3,531
Other special items(2)	—	1,250	2,917	3,256
Adjusted free cash flow	$6,439	$6,807	$45,737	$42,685

(1) Primarily represents the cash paid to our former Executive Chairman of the Board per his Transition Agreement which was effective February 22, 2024 and cash paid to our former Chief Financial Officer per his Release and Separation Agreement which was effective July 1, 2024.

(2) Represents cash paid for professional services related to the review of strategic alternatives.

Exhibit 99.1

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements made herein or elsewhere by us, or on our behalf, other than statements of historical information, should be deemed to be forward-looking statements, which include, but are not limited to, statements regarding any projections of earnings, revenue, cash flow, adjusted EBITDA, investment returns, capital allocation, debt levels, equity performance, death rates, market share growth, cost inflation, overhead, preneed sales or other financial items; any statements of the plans, strategies, objectives and timing of management for future operations or financing activities, including, but not limited to, capital allocation, organizational performance, execution of our strategic objectives and growth strategy, planned acquisitions and divestitures, technology improvements, product development, the ability to obtain credit or financing, anticipated integration, performance and other benefits of recently completed and anticipated acquisitions, and cost management and debt reductions; any statements of the plans, timing and objectives of management for acquisition and divestiture activities; any statements regarding future economic conditions and market conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. Words such as “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words may be used to identify forward-looking statements; however, the absence of these words does not mean that the statements are not forward-looking. While we believe these assumptions concerning future events are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenue and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions or divestitures, except where specifically noted. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include but are not limited to: our ability to find and retain skilled personnel; the effects of our talent recruitment efforts, incentive and compensation plans and programs, including such effects on our Standards Operating Model and the Company’s operational and financial performance; our ability to execute our strategic objectives and growth strategy, if at all; our ability to meet the timing, objectives, and expectations related to our 2030 Vision, if at all; the potential adverse effects on the Company’s business, financial and equity performance if management fails to meet the expectations of its strategic objectives and growth plan; the execution of our Standards Operating and strategic acquisition frameworks; the effects of competition; changes in the number of deaths in our markets, which are not predictable from market to market or over the short term; changes in consumer preferences and our ability to adapt to or meet those changes; our ability to generate preneed sales, including implementing our cemetery portfolio sales strategy, product development and optimization plans; the investment performance of our funeral and cemetery trust funds; fluctuations in interest rates, including, but not limited to, the effects of increased borrowing costs under our Credit Facility and our ability to minimize such costs, if at all; the effects of inflation on our operational and financial performance, including the increased overall costs for our goods and services, the impact on customer preferences as a result of changes in discretionary income, and our ability, if at all, to mitigate such effects; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; our ability to meet the timing, objectives and expectations related to our capital allocation framework, including our forecasted rates of return, planned uses of free cash flow and future capital allocation, including debt repayment plans, internal growth projects, potential strategic acquisitions, dividend increases, or share repurchases; our ability to meet the projected financial and performance guidance of our full year outlook, if at all; the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance policies; the financial condition of third-party insurance companies that fund our preneed funeral contracts; increased or unanticipated costs, such as merchandise, goods, insurance or taxes, and our ability to mitigate or minimize such costs, if at all; our level of indebtedness and the cash required to service our indebtedness; changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the Internal Revenue Service; effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof; the potential impact of epidemics and pandemics, including any new or emerging public health threats, on customer preferences and on our business; government, social, business and other actions that

Exhibit 99.1

have been and will be taken in response to pandemics and epidemics, including potential responses to any new or emerging public health threats; effects and expense of litigation; consolidation in the funeral and cemetery industry; our ability to identify and consummate strategic acquisitions on commercially reasonable terms and on a timely basis, if at all, and successfully integrate acquired businesses with our existing businesses, including expected performance and financial improvements related thereto; our ability to successfully complete any non-core asset divestitures on commercially reasonable terms and on a timely basis, if at all, and the impact of any such divestitures on our Company, including any financial, operational, tax or other similar impacts related thereto; the effects of any additional imposition or changes in tariffs or trade agreements including, but not limited to, any potential disruptions in international trade, increased inflationary pressures on the economy or costs for our goods, and our ability, if at all, to mitigate such effects; economic, financial and stock market fluctuations; significant weather events, natural disasters, or catastrophic events; uncertainty around, and disruption from, new and emerging technologies, such as artificial intelligence (“AI”) and generative AI, and the failure to adapt or successfully incorporate such technologies into the Company's business; interruptions or security lapses of our information technology, including any cybersecurity or ransomware incidents; adverse developments affecting the financial services industry; acts of war or terrorists acts and the governmental or military response to such acts; our failure to maintain effective control over financial reporting; and other factors and uncertainties inherent in the funeral and cemetery industry.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in other filings with the SEC, available at www.carriageservices.com. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the applicable communication and we undertake no obligation to publicly update or revise any forward-looking statements except to the extent required by applicable law.